EXHIBIT 99.5

STOCK ORDER FORM	For Internal Use Only
SEND FEDEX/UPS/DHL OVERNIGHTS TO: Stock Information Center c/o Keefe, Bruyette & Woods 305 Madison Ave, 2nd Floor Morristown, NJ 07960 [SIC#]	BATCH # ORDER # CATEGORY # REC’D O C

ORDER DEADLINE & DELIVERY: An original Stock Order Form, properly completed, signed and with full payment, must be received (not postmarked) on or before 2:00 p.m., Eastern time, on [expiration date]. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by paying for overnight delivery to the Stock Information Center address listed on this form, by using the postage paid Stock Order Reply Envelope provided, or by hand-delivery to TruNorth Bank’s offices located at 36 Main Street, Easthampton, Massachusetts, 31 Sutton Avenue, Oxford, Massachusetts, or 248 Andover Street (Rt. 114), Peabody, Massachusetts. Hand-delivered stock order forms will only be accepted at these locations. Do not mail Stock Order Forms to TruNorth Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	x $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 50,000 ($500,000). See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
Enclosed is a personal check, bank check or money order, from the purchaser, made payable to Hometown Financial Group, Inc. in the amount of:		$ .00

Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. TruNorth Bank (or one of its predecessor banks) line of credit checks may not be remitted as payment. Cash will only be accepted at TruNorth Bank’s offices located at 36 Main Street, Easthampton, MA, 31 Sutton Avenue, Oxford, Massachusetts, or 248 Andover Street (Rt. 114), Peabody, Massachusetts.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the TruNorth Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. Individual retirement accounts and other retirement accounts held at TruNorth Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only	TruNorth Bank Deposit Account Number	Withdrawal Amount(s)

$ .00
$ .00
$ .00
	Total Withdrawal Amount	$ .00
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:
a.	Depositors of TruNorth Bank (and its predecessor banks) with aggregate account balances of at least $50 as of the close of business on June 30, 2025.
b.	Depositors of TruNorth bank (and its predecessor banks) with aggregate account balances of at least $50 as of the close of business on June 30, 2026.
c.

Employees, officers, and directors/trustees, as applicable, of Hometown Financial Group, Inc. (a Maryland corporation), Hometown Financial Group, MHC, Hometown Financial Group, Inc. (Massachusetts) and TruNorth Bank and corporators of Hometown Financial Group, MHC who do not have a higher purchase priority.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:
d.	You are a resident of the following areas:
In Massachusetts: Essex, Hampden, Hampshire, Middlesex, Norfolk, Plymouth, Suffolk and Worcester Counties;
In Connecticut: the Northeastern Connecticut Planning Region; In New Hampshire: Rockingham County.
e.	You are placing an order in the Community Offering, but (d) above does not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a) or (b) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Account Title (Name(s) on Account)	TruNorth Bank Deposit Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are an Hometown Financial Group, MHC, Hometown Financial Group, Inc. (Massachusetts), Hometown Financial Group, Inc. or TruNorth Bank

 Director/Trustee    Officer    Employee    Corporator    Immediate family member

(7) MAXIMUM PURCHASER IDENTIFICATION

Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitations are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you, your associates or by persons acting in concert with you. (continued on reverse side of form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION If purchasing in the Subscription Offering, you cannot add the name(s) of persons/ entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance. The name(s) and address that you provide below will be reflected on your statement of ownership, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials.

First Name, Middle Initial, Last Name				Reporting SSN/ Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone # (Important)

City	State	Zip	County (Important)	Evening Phone # (Important)

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:

Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this original form, properly completed, together with full payment, must be received on or before 2:00 p.m., Eastern time, on [expiration date], otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

— ORDER NOT VALID UNLESS SIGNED —

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

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STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)

any corporation or organization, other than Hometown Financial Group, MHC, Hometown Financial Group, Inc. (Massachusetts), Hometown Financial Group, Inc., or TruNorth Bank (or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

(2)	any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(3)

any relative or spouse of such person or any relative of such spouse, (i) who has the same home as such person or (ii) who is a director/trustee or officer of Hometown Financial Group, MHC, Hometown Financial Group, Inc. (Massachusetts), Hometown Financial Group, Inc., or TruNorth Bank.

Acting in concert – The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Persons living at the same address, whether or not related, will be deemed to be acting in concert unless otherwise determined by the board or such delegate(s). We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that such persons have filed a joint Schedule 13D with the SEC with respect to other companies.

Directors of Hometown Financial Group, MHC, Hometown Financial Group, Inc. (Massachusetts), Hometown Financial Group, Inc., or TruNorth Bank, and corporators of Hometown Financial Group, MHC will not be deemed to be acting in concert solely as a result of their membership on any such board or boards.

Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Hometown Financial Group, Inc., this Stock Order Form may not be modified or canceled without Hometown Financial Group, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $1,200,000 in all categories of the offering combined, for any person or entity, together with any associates or persons acting in concert with such person or entity, as set forth in the plan of conversion and the Prospectus dated [prospectus date].

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing, signing and submitting an original Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY TRUNORTH BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE MASSACHUSETTS DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Board of Governors of the Federal Reserve System and/or the Massachusetts Commissioner of Banks.

I further certify that, before purchasing the shares of the common stock of Hometown Financial Group, Inc., I received the Prospectus dated [Prospectus date], which contains disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Hometown Financial Group, Inc. in the “Risk Factors” section. Risk factors include, but are not limited to the following:

Risks Related to our Lending Activities

1.	Our historical emphasis on one- to four-family residential mortgage loans exposes us to lending risks.
2.	Our commercial real estate loans involve credit risks that could adversely affect our financial condition and results of operations.
3.	Our non-owner occupied commercial real estate loans may expose us to increased credit risk.
4.	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.
5.	Our commercial business loans involve credit risks that could adversely affect our financial condition and results of operations.
6.	If our allowance for credit losses is not sufficient to cover actual credit losses, our earnings could decrease.
7.	Our mortgage banking operations are subject to risks associated with the secondary mortgage market.
8.	Our construction loans involve credit risks that could adversely affect our financial condition and results of operations.

Risks Related to Market Interest Rates

9.	Prevailing high market interest rates can negatively impact our profits and asset values.
10.	Changes in the estimated fair value of debt securities may reduce stockholders’ equity.

Risks Related to Economic Conditions

11.	Inflation can have an adverse impact on our business and on our customers.
12.

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

Risks Related to Our Liquidity and Funding

13.	Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs, which could have an adverse effect on our profitability.
14.	Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.
15.	Municipal deposits are an important source of funds for us and a reduced level of such deposits may hurt our profits.

Risks Related to Our Growth Strategies

16.

Our business strategy includes an emphasis on organic growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our organic growth effectively. Growing our operations organically could also cause our expenses to increase faster than our revenues.

17.	Acquisition transactions involve execution, financial and other risks.

Risks Related to the Merger with Primary Bank

18.	The proposed Merger of Primary Bank with and into TruNorth Bank may not be completed on the expected timeline or at all.
19.	Regulatory approvals may not be received, may be delayed, or may impose burdensome conditions.
20.	The combined company may not realize the anticipated benefits of the Merger.
21.	The conversion is a condition to the Merger; failure to complete the conversion will prevent closing.
22.	Exercise of dissenters’ rights by more than 10% of Primary Bank shareholders could prevent the closing of the Merger.
23.	Our stockholders will have their ownership and voting interests in Hometown Financial reduced after the Primary Bank merger and will exercise less influence over management.

Risks Related to Laws and Regulations

24.	Imposition of limits on commercial and multi-family real estate lending activities by bank regulators could curtail our growth and adversely affect our earnings.
25.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
26.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
27.	Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.
28.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

29.	We are a holding company and will depend on TruNorth Bank for dividends, distributions, and other payments.
30.

We expect to lose the benefits of excess deposit insurance provided by the Massachusetts Depositors Insurance Fund beginning in late 2026, which could cause us to lose deposits and increase our cost of funds leading to a reduction in net income.

Risks Related to Competitive Matters

31.	Strong competition within our market area may limit our growth and profitability.

Risks Related to Operational Matters

32.	We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.
33.	We outsource critical operations to third-party service providers. Systems failures, interruptions and cybersecurity breaches could have a material adverse effect on us.
34.

Our reliance on and integration of artificial intelligence (“AI”) technologies expose us to various risks, including operational, data, regulatory, and reputational risks, which could materially affect our business and financial results.

35.	We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations.
36.	We are subject to litigation risk, and any pending or potential litigation may have an adverse effect on our business, financial condition and results of operations.
37.	We operate as a community bank and our ability to maintain our reputation, which is critical to the success of our business, may materially adversely affect our performance.

Risks Related to Our Wealth Management Activities

38.	Our wealth management activities are subject to risks associated with the industry.

Risks Related to Accounting Matters

39.	Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.
40.	Changes in accounting standards could affect reported earnings.

Risks Related to the Stock Offering

41.	The future price of our common stock may be less than the purchase price in the stock offering.
42.

We have broad discretion in using the net proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the stock offering may have an adverse effect on our financial performance and the value of our common stock.

43.

The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan, which could negatively affect the trading price of our shares of common stock.

44.	Our stock-based benefit plans will increase our expenses, which will reduce our net income.
45.	The implementation of a stock-based benefit plan is likely to dilute your ownership interest.
46.

We have not determined when we will adopt one or more stock-based benefit plans following the conversion and stock offering. A stock-based benefit plan adopted more than one year following the completion of the conversion and stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase both our expenses and dilution to stockholders.

47.	Various factors may make takeover attempts more difficult to achieve.
48.	Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.
49.

Our articles of incorporation provide that, subject to limited exception, state and federal courts in Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

Risks Related to Our Contribution to the Charitable Foundation

50.	The contribution to the charitable foundation will dilute your ownership interest.
51.	Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

HOMETOWN FINANCIAL GROUP, INC.

STOCK ORDER FORM INSTRUCTIONS — SIDE 1

STOCK INFORMATION CENTER: [SIC #]

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum number of shares that may be purchased by an individual, or individuals exercising subscription rights through a single qualifying account held jointly is 50,000 shares ($500,000). Additionally, no person or entity, together with any associates or group of persons acting in concert, may purchase more than 120,000 shares ($1,200,000) in all categories of the stock offering combined. Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check, Money Order or Cash. Payment may be made by including with this form a personal check, bank check or money order, from the purchaser, made payable directly to Hometown Financial Group, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Cash will only be accepted at TruNorth Bank’s offices located at 36 Main Street, Easthampton, Massachusetts, 31 Sutton Avenue, Oxford, Massachusetts, or 248 Andover Street (Rt. 114), Peabody, Massachusetts, and will be converted to a bank check. Indicate the amount remitted. Interest will be calculated at [interest rate]% per annum from the date payment is processed until the stock offering is completed or terminated, at which time the subscriber will be issued a check for interest earned. Please do not remit wire transfers, a TruNorth Bank (or one of its predecessor banks) line of credit check or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your TruNorth Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account at the contractual rate until the stock offering is completed. The interest will remain in the accounts when the designated withdrawal is made, at the completion or termination of the stock offering. There will be no early withdrawal penalty for withdrawal from a TruNorth Bank certificate of deposit (CD) account. You may not designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, individual retirement accounts or other retirement accounts held at TruNorth Bank may not be listed for direct withdrawal. For guidance on using retirement funds, whether held at TruNorth Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the [expiration date] offering deadline. See the Prospectus section entitled “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all TruNorth Bank (or one of its predecessor banks) deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Stock Offering” for further details about the Subscription Offering and Community Offering.

Section (6) – Management. Check the box if you are a Hometown Financial Group, Inc., Hometown Financial Group, Inc. (Massachusetts), Hometown Financial Group, MHC or TruNorth Bank director/trustee, officer, corporator or employee, or a member of their immediate family.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you cannot add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form.

NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

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HOMETOWN FINANCIAL GROUP, INC.

STOCK ORDER FORM INSTRUCTIONS — SIDE 2

STOCK INFORMATION CENTER: [SIC #]

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions about wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the first or second priority of the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at TruNorth Bank (or one of its predecessor banks) as of the close of business on June 30, 2025 or June 30, 2026.

Buying Stock Jointly – To qualify in the first or second priority of the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at TruNorth Bank (or one of its predecessor banks) as of the close of business on June 30, 2025 or June 30, 2026.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the first or second priority of the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at TruNorth Bank (or one of its predecessor banks) as of the close of business on June 30, 2025 or June 30, 2026.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Emma Smith under the MA Uniform Transfer to Minors Act, should be registered as John Smith CUST Emma Smith UTMA-MA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the first or second priority of the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at TruNorth Bank (or one of its predecessor banks) as of the close of business on June 30, 2025 or June 30, 2026.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the first and second priority of the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at TruNorth Bank (or one of its predecessor banks) as of the close of business on June 30, 2025 or June 30, 2026.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the first or second priority of the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at TruNorth Bank (or one of its predecessor banks) as of the close of business on June 30, 2025 or June 30, 2026.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Review the Prospectus carefully before making an investment decision. Deliver your completed and signed original Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) on or before 2:00 p.m., Eastern time, on [expiration date]. Stock Order Forms can be delivered by paying for overnight delivery to the Stock Information Center address listed on the front of the Stock Order Form, by regular mail using the enclosed postage paid Stock Order Reply Envelope, or by hand-delivery to TruNorth Bank’s offices located at 36 Main Street, Easthampton, Massachusetts, 31 Sutton Avenue, Oxford, Massachusetts, or 248 Andover Street (Rt. 114), Peabody, Massachusetts. Hand-delivered stock order forms will only be accepted at these locations. You may not deliver this form to our other offices. Please do not mail Stock Order Forms to TruNorth Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

Once a completed stock order form has been deposited in the U.S. mail, delivery issues may arise that are beyond our control and there can be no guarantee that a completed original stock order form will be received by us before the expiration of the subscription and/or community offering, if at all. The only way to guarantee our receipt of a completed original stock order form is to hand deliver the completed original stock order form to a dedicated Stock Information Center representative at one of our designated offices listed above.

OVERNIGHT DELIVERY can only be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, at [SIC #], between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center will be closed on bank holidays.